EXHIBIT 10.18

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is made and entered into this      day of                     ,          by and between InnerWorkings, Inc., a Delaware corporation (the “Company”), and [            ] (the “Option Holder”).

WHEREAS, the Option Holder has been designated by the Compensation Committee of the Board of Directors of the Company (the “Committee”) to participate in the InnerWorkings, Inc. 2006 Stock Incentive Plan (the “Plan”) (capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Plan).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for other good and valuable consideration, the Company and the Option Holder agree as follows:

1. Grant. Pursuant to the provisions of the Plan, all of the terms of which are incorporated herein by reference unless otherwise provided herein, the Company hereby grants to the Option Holder an option (the "Option") to purchase [            ] shares of the Company’s common stock (the "Common Stock"). The Option is granted as of [                    ], 2006 (the "Date of Grant"), and such grant is subject to all of the terms and conditions herein and to all of the terms and the conditions of the Plan. In the event of a conflict between the Plan and this Agreement, the terms of the Plan shall govern. The Option is intended to be non-qualified, and is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercise Price. The exercise price of the shares subject to the Option shall be equal to the [Fair Market Value per share on the Date of Grant].

3. Term of Option. The Option may, subject to the vesting and termination provisions of paragraphs 4 and 5 below, be exercised only during the period commencing on the Date of Grant and continuing until the close of business on tenth anniversary of the Date of Grant (the "Option Period"). At the end of the Option Period, the Option shall terminate, unless sooner terminated pursuant to paragraph 5 below.

4. Vesting. The Option Holder’s right to purchase shares of Common Stock under the Option shall be exercisable only to the extent that the Option has vested. Subject to subparagraph 7 below, the Option shall vest and become exercisable upon the following schedule (provided the Option Holder has remained continuously employed by the Company on the applicable vesting date):

(a) one-quarter (1/4) of the shares subject to the Option vest on the first anniversary of the Date of Grant;

(b) an additional one-quarter (1/4) of the shares subject to the Option vest on the second anniversary of the Date of Grant;

(c) an additional one-quarter (1/4) of the shares subject to the Option vest on the third anniversary of the Date of Grant; and

(d) the final one-quarter (1/4) of the shares subject to the Option vest on the fourth anniversary of the Date of Grant.

5. Termination of Employment. In the event the Option Holder’s employment terminates, the Options shall terminate in accordance with the following:

(a) In the event the Option Holder’s employment is terminated by the Company for any reason other than Cause, Disability or death, the Options that are exercisable pursuant to Section 4 of this Agreement at the time of such termination shall remain exercisable until the earlier of (i) the remaining Option Period or (ii) one year from the date of such termination of employment. Options that are not exercisable at the time of such termination of employment shall expire at the close of business on the date of such termination.

(b) In the event the Option Holder terminates employment on account of the Disability or death of the Option Holder, Options that are exercisable pursuant to Section 4 of this Agreement at the time of such termination shall remain exercisable until the expiration of the Option Period. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

(c) In the event the Option Holder terminates employment for Cause, all outstanding Options granted to such Option Holder shall expire as of the commencement of business on the date of such termination.

(d) In the event the Option Holder terminates employment for any reason other than those described in subsections (a), (b) and (c) of this Section 5, Options that are exercisable pursuant to Section 4 of this Agreement at the time of such termination shall remain exercisable until the earlier of (i) the remaining Option Period or (ii) 30 days from the date of such termination of employment. Options that are not exercisable at the time of such termination shall expire at the close of business on the date of such termination.

6. Exercise of Option. In order to exercise the Option, the Option Holder shall submit to the Secretary of the Company an instrument in writing specifying the number of shares of Common Stock in respect of which the Option is being exercised, accompanied by payment, in a manner acceptable to the Committee, of the exercise price of the shares in respect of which the Option is being exercised. Shares shall then be issued by the Company and a share certificate delivered to the Option Holder; provided, however, that the Company shall not be obligated to issue any Shares hereunder if the issuance of such Shares would violate the provisions of any applicable law.

7. Conditions. The Option Holder will not have any of the rights of a shareholder with respect to Shares until the Company has issued or transferred such Shares to the Option Holder after the exercise of the Option. As a condition to the Company's obligation to issue or transfer Shares to the Option Holder after the exercise of the Option, the Option Holder shall have paid in full for the Shares as to which he or she exercised the Option.

8. Non-Transferable. The Option may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent.

9. No Obligation to Exercise. Neither the Option Holder nor any permissible transferee is or will be obligated by the grant of the Option to exercise it.

10. References. References herein to rights and obligations of the Option Holder shall apply, where appropriate, to the Option Holder’s legal representative or guardian without regard to whether specific reference to such legal representative or guardian is contained in a particular provision of this Agreement or the Plan.

11. Taxes. The Option Holder shall be responsible for all taxes required to be paid under applicable tax laws with respect to the Option.

12. Entire Agreement. This Agreement contains all the understandings between the parties hereto pertaining to the matters referred to herein, and supersedes all undertakings and agreements, whether oral or in writing, previously entered into by them with respect thereto. The Option Holder represents that, in executing this Agreement, he does not rely and has not relied upon any representation or statement not set forth herein made by the Company with regard to the subject matter, bases or effect of this Agreement or otherwise.

13. Amendment or Modification, Waiver. No provision of this Agreement may be amended or waived unless such amendment or waiver is agreed to in writing, and is signed by both the Option Holder and a duly authorized officer of the Company. No waiver by any party hereto of any breach by another party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same time, any prior time or any subsequent time.

14. Notices. Any notice to be given hereunder shall be in writing and shall be deemed given hereunder when delivered personally, sent by courier or telecopy or registered or certified mail, postage prepaid, return receipt requested, addressed to the party concerned at the address indicated below or to such other address as such party may subsequently give notice of hereunder in writing:

To Option Holder at:

[                    ]

c/o InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, IL 60610

To the Company at:

InnerWorkings, Inc.

600 West Chicago Avenue

Suite 850

Chicago, IL 60610

Attention: Secretary

Any notice delivered personally or by courier under this Section 14 shall be deemed given on the date delivered and any notice sent by telecopy or registered or certified mail, postage prepaid, return receipt requested, shall be deemed given on the date telecopied or mailed.

15. Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

16. Governing Law. To the extent not preempted by federal law, this Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without regard to its conflicts of laws principles.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year set forth above.

INNERWORKINGS, INC.	OPTION HOLDER:

By:
Title:
Name:	Name: [ ]